                                                                    Exhibit 4.22


                      CCC INFORMATION SERVICES GROUP INC.,
                                   AS ISSUER,

                                       AND

                            WILMINGTON TRUST COMPANY,
                                   AS TRUSTEE


                                    INDENTURE


                          DATED AS OF FEBRUARY 23, 2001


                         INCREASING RATE NOTES DUE 2006

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                                TABLE OF CONTENTS

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                                                                                                     PAGE
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......................................2
         SECTION 1.1.      DEFINITIONS..................................................................2
         SECTION 1.2.      COMPLIANCE CERTIFICATES AND OPINIONS........................................27
         SECTION 1.3.      FORM OF DOCUMENTS DELIVERED TO TRUSTEE......................................27
         SECTION 1.4.      ACTS OF HOLDERS; RECORD DATES...............................................28
         SECTION 1.5.      NOTICES, ETC., TO TRUSTEE AND THE COMPANY...................................28
         SECTION 1.6.      NOTICE TO HOLDERS; WAIVER...................................................29
         SECTION 1.7.      CONFLICT WITH TRUST INDENTURE ACT...........................................29
         SECTION 1.8.      EFFECT OF HEADINGS AND TABLE OF CONTENTS....................................29
         SECTION 1.9.      SUCCESSORS AND ASSIGNS......................................................29
         SECTION 1.10.     SEPARABILITY CLAUSE.........................................................30
         SECTION 1.11.     BENEFITS OF INDENTURE.......................................................30
         SECTION 1.12.     GOVERNING LAW...............................................................30
         SECTION 1.13.     LEGAL HOLIDAYS..............................................................30
ARTICLE II NOTE FORMS..................................................................................30
         SECTION 2.1.      FORMS GENERALLY.............................................................30
         SECTION 2.2.      INITIAL ISSUANCE TO PROPERTY TRUSTEE........................................30
ARTICLE III THE NOTES..................................................................................31
         SECTION 3.1.      TITLE AND TERMS.............................................................31
         SECTION 3.2.      DENOMINATIONS...............................................................32
         SECTION 3.3.      EXECUTION, AUTHENTICATION, DELIVERY AND DATING..............................32
         SECTION 3.4.      TEMPORARY NOTES.............................................................33
         SECTION 3.5.      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.........................33
         SECTION 3.6.      MUTILATED, DESTROYED, LOST AND STOLEN NOTES.................................34
         SECTION 3.7.      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED..............................35
         SECTION 3.8.      PERSONS DEEMED OWNERS.......................................................35
         SECTION 3.9.      CANCELLATION................................................................36
         SECTION 3.10.     RIGHT OF SET OFF............................................................36
         SECTION 3.11.     CUSIP NUMBERS...............................................................36
         SECTION 3.12.     PAYING AGENT AND REGISTRAR..................................................36
         SECTION 3.13.     CALCULATION OF ORIGINAL ISSUE DISCOUNT......................................36
ARTICLE IV SATISFACTION AND DISCHARGE..................................................................36
         SECTION 4.1.      SATISFACTION AND DISCHARGE OF INDENTURE.....................................36


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         SECTION 4.2.      APPLICATION OF TRUST MONEY..................................................37
ARTICLE V REMEDIES.....................................................................................37
         SECTION 5.1.      INDENTURE EVENTS OF DEFAULT.................................................37
         SECTION 5.2.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT..........................38
         SECTION 5.3.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.............39
         SECTION 5.4.      TRUSTEE MAY FILE PROOFS OF CLAIM............................................40
         SECTION 5.5.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES......................40
         SECTION 5.6.      APPLICATION OF MONEY COLLECTED..............................................40
         SECTION 5.7.      LIMITATION ON SUITS.........................................................40
         SECTION 5.8.      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST............41
         SECTION 5.9.      RESTORATION OF RIGHTS AND REMEDIES..........................................41
         SECTION 5.10.     RIGHTS AND REMEDIES CUMULATIVE..............................................41
         SECTION 5.11.     DELAY OR OMISSION NOT WAIVER................................................42
         SECTION 5.12.     CONTROL BY HOLDERS..........................................................42
         SECTION 5.13.     WAIVER OF PAST DEFAULTS.....................................................42
         SECTION 5.14.     UNDERTAKING FOR COSTS.......................................................42
         SECTION 5.15.     ENFORCEMENT BY HOLDERS OF TRUST PREFERRED SECURITIES........................42
ARTICLE VI THE TRUSTEE.................................................................................43
         SECTION 6.1.      CERTAIN DUTIES AND RESPONSIBILITIES.........................................43
         SECTION 6.2.      NOTICE OF DEFAULTS..........................................................44
         SECTION 6.3.      CERTAIN RIGHTS OF TRUSTEE...................................................44
         SECTION 6.4.      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES...........................45
         SECTION 6.5.      MAY HOLD NOTES..............................................................45
         SECTION 6.6.      MONEY HELD IN TRUST.........................................................45
         SECTION 6.7.      COMPENSATION AND REIMBURSEMENT..............................................45
         SECTION 6.8.      DISQUALIFICATION; CONFLICTING INTERESTS.....................................46
         SECTION 6.9.      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.....................................46
         SECTION 6.10.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...........................46
         SECTION 6.11.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR......................................47
         SECTION 6.12.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.................47
         SECTION 6.13.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...........................47
ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..........................................48
         SECTION 7.1.      COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS...................48
         SECTION 7.2.      PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS......................48


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         SECTION 7.3.      REPORTS BY TRUSTEE..........................................................48
         SECTION 7.4.      REPORTS BY COMPANY..........................................................48
ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE......................................49
         SECTION 8.1.      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS........................49
         SECTION 8.2.      SUCCESSOR CORPORATION SUBSTITUTED...........................................50
ARTICLE IX SUPPLEMENTAL INDENTURES.....................................................................51
         SECTION 9.1.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS..........................51
         SECTION 9.2.      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.............................51
         SECTION 9.3.      EXECUTION OF SUPPLEMENTAL INDENTURES........................................52
         SECTION 9.4.      EFFECT OF SUPPLEMENTAL INDENTURES...........................................52
         SECTION 9.5.      REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES...............................53
ARTICLE X COVENANTS; REPRESENTATIONS AND WARRANTIES....................................................53
         SECTION 10.1.     PAYMENT OF PRINCIPAL AND INTEREST...........................................53
         SECTION 10.2.     MAINTENANCE OF OFFICE OR AGENCY.............................................53
         SECTION 10.3.     MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.................................53
         SECTION 10.4.     STATEMENT BY OFFICERS AS TO DEFAULT.........................................54
         SECTION 10.5.     PAYMENT OF EXPENSES OF THE TRUST............................................54
         SECTION 10.6.     LIMITATION ON INDEBTEDNESS..................................................55
         SECTION 10.7.     LIMITATION ON RESTRICTED PAYMENTS...........................................57
         SECTION 10.8.     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES....58
         SECTION 10.9.     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK..........................59
         SECTION 10.10.    LIMITATION ON AFFILIATE TRANSACTIONS........................................61
         SECTION 10.11.    LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED
                           SUBSIDIARIES................................................................62
         SECTION 10.12.    LIMITATION ON LIENS.........................................................62
         SECTION 10.13.    LIMITATION ON SALE/LEASEBACK TRANSACTIONS...................................62
         SECTION 10.14.    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.....................63
         SECTION 10.15.    OFFER TO REPURCHASE UPON CHANGE OF CONTROL..................................63
ARTICLE XI REDEMPTION AND PREPAYMENT...................................................................64
         SECTION 11.1.     OPTIONAL REDEMPTION.........................................................64
         SECTION 11.2.     TAX EVENT REDEMPTION........................................................64
         SECTION 11.3.     SELECTION OF NOTES TO BE REDEEMED...........................................65
         SECTION 11.4.     NOTICE OF REDEMPTION........................................................65


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         SECTION 11.5.     EFFECT OF NOTICE OF REDEMPTION..............................................66
         SECTION 11.6.     DEPOSIT OF REDEMPTION PRICE.................................................66
         SECTION 11.7.     NOTES REDEEMED IN PART......................................................67
         SECTION 11.8.     MANDATORY REDEMPTION........................................................67
         SECTION 11.9.     OFFER TO PURCHASE...........................................................67
ARTICLE XII SUBORDINATION OF NOTES.....................................................................68
         SECTION 12.1.     AGREEMENT TO SUBORDINATE....................................................68
         SECTION 12.2.     DEFAULT ON SENIOR DEBT......................................................69
         SECTION 12.3.     LIQUIDATION; DISSOLUTION; BANKRUPTCY........................................69
         SECTION 12.4.     SUBROGATION.................................................................70
         SECTION 12.5.     TRUSTEE TO EFFECTUATE SUBORDINATION.........................................71
         SECTION 12.6.     NOTICE BY THE COMPANY.......................................................71
         SECTION 12.7.     RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR DEBT...............................71
         SECTION 12.8.     SUBORDINATION MAY NOT BE IMPAIRED...........................................72
         SECTION 12.9.     SUBORDINATION PROVISIONS NOT APPLICABLE TO MONEY HELD IN TRUST FOR HOLDERS..72
ARTICLE XIII IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS...........................72
         SECTION 13.1.     NO RECOURSE.................................................................72
ARTICLE XIV LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................................73
         SECTION 14.1.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE....................73
         SECTION 14.2.     LEGAL DEFEASANCE AND DISCHARGE..............................................73
         SECTION 14.3.     COVENANT DEFEASANCE.........................................................73
         SECTION 14.4.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..................................74
         SECTION 14.5.     DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
                           MISCELLANEOUS PROVISIONS....................................................75
         SECTION 14.6.     REPAYMENT TO COMPANY........................................................75
         SECTION 14.7.     REINSTATEMENT...............................................................76
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                                       iv
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          INDENTURE, dated as of February 23, 2001, between CCC Information
Services Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at World
Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, and
Wilmington Trust Company, a Delaware banking corporation, as trustee (the
"Trustee").

                             RECITALS OF THE COMPANY

          WHEREAS, CCC Capital Trust, a Delaware business trust (the "Trust") governed by the Amended and Restated Declaration of Trust, dated as of February 23, 2001 (the "Declaration"), by and among the Company, as sponsor, Wilmington Trust Company, as property trustee and Delaware Trustee (the "Property Trustee" and the "Delaware Trustee"), and Reid E. Simpson and Robert Guttman, as Administrative Trustees, will issue and sell 15,000 Trust Preferred Securities (the "Trust Preferred Securities") representing undivided beneficial interests in the assets of the Trust, with a liquidation amount of $1,000 per Trust Preferred Security, or $15,000,000 in the aggregate; and

          WHEREAS, the Trust will issue and sell to the Company 463.918 Trust Common Securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust with a liquidation amount of $1,000 per Trust Common Security, or $15,463,918 in the aggregate; and

          WHEREAS, pursuant to the Declaration, the Trust will use the proceeds from the sale of the Trust Securities to purchase from the Company the Increasing Rate Notes Due 2006 described in this Indenture in an aggregate principal amount of $15,463,918 (the "Initial Notes"); and

          WHEREAS, in connection with the issuance and sale by the Trust of the Trust Securities and the issuance and sale of the Initial Notes by the Company to the Trust, the Company has agreed to irrevocably guarantee the payment in full of the distributions on the Trust Securities, the amount payable upon redemption of the Trust Securities and, generally, the liquidation preference of the Trust Securities, to the extent the Trust has funds available therefor, pursuant to the Trust Preferred Securities Guarantee of even date herewith by the Company in favor of the holders of the Trust Preferred Securities and the Trust Common Securities Guarantee of even date herewith by the Company in favor of the holders of the Trust Common Securities (collectively, the "Company Guarantee"); and

          WHEREAS, in accordance with this Indenture, interest on the Notes (as defined herein) may be paid by the Company during certain periods and subject to certain conditions, in the form of PIK Notes (as defined herein); and

          WHEREAS, the Company has duly authorized the creation of the Notes this Indenture sets forth the terms and conditions thereof, and all things necessary to make this Indenture a valid agreement of the Company, subject to execution and delivery of this Indenture by the Company and the Trustee, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Initial Notes by the Holders (as defined herein) as provided for herein, it is mutually agreed, for the equal and proportionate benefit of the Holders, as follows:


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                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          SECTION 1.1.   DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

               (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act," when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Additional Assets" means:

          (1) any property, plant or equipment, licenses or other intellectual property used or useful in a Related Business;

          (2) the Capital Stock of a Person primarily engaged in a Related Business that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person primarily engaged in a Related Business that at such time is a Restricted Subsidiary.

          "Additional Interest" has the meaning specified in Section 3.1.

          "Additional Payments" means Compounded Interest and Additional Interest, if any.

          "Affiliate" of any specified Person means:

          (1) any other Person, directly or indirectly, controlling or controlled by; or

          (2)  under direct or indirect common control with such specified
               Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants set forth in Sections 10.7, 10.9 and 10.10 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total

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voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

          (1) any shares of Capital Stock of a Subsidiary by the Company or by any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business;

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

          (2) a disposition the making of which constitutes either a Restricted Payment permitted by Section 10.7 or a Permitted Investment;

          (3) a disposition of assets with a fair market value of less than $2,500,000;

          (4) a direct or indirect disposition of shares of the capital stock of (i) ChannelPoint or ChoiceParts or (ii) of any Person whose sole assets consist of Capital Stock of ChannelPoint or ChoiceParts;

          (5) an issuance of Capital Stock by a Wholly-Owned Subsidiary to the Company or another Wholly-Owned Subsidiary;

          (6) the sale, lease or other disposition of software, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (7)  the sale or other disposition of cash or cash equivalents; or;

          (8) the sale, lease or other disposition of property or equipment that has become worn out, damaged or otherwise unsuitable for use in the business of the Company or any of its Restricted Subsidiaries.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or

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any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in good faith by the Board of Directors.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 60 days past due, and (ii) 50% of the book value of all fixed assets owned by the Company and its Restricted Subsidiaries as of such date, calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or fixed assets as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

          "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in Chicago, Illinois or in Wilmington, Delaware are authorized or required by law to close.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (whether or not otherwise in compliance with this Indenture);
(b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), except that a person or group shall be deemed to have "beneficial ownership" of all securities that the person or group has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than the number of shares); or (d) the merger or consolidation of the Company or any of its Subsidiaries with or into another Person or the merger of another Person with or into the Company or any of its Subsidiaries, other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction; or (e) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Change of Control Offer" has the meaning specified in Section 10.15.

          "Change of Control Payment" has the meaning specified in Section
10.15.

          "Change of Control Payment Date" has the meaning specified in Section 10.15.

          "ChannelPoint" means ChannelPoint, Inc., a Delaware corporation.

          "ChoiceParts" means ChoiceParts, LLC, a Delaware limited liability company.

          "Closing Date" has the meaning specified in the Declaration.

          "Commission" means the United States Securities and Exchange
Commission.

          "Common Stock" includes any stock of any class of the Company which has no preference with respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Guarantee" has the meaning specified in the Recitals to this instrument.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, its Chief Financial Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Compounded Interest" has the meaning specified in Section 3.1.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries (calculated on a consolidated basis, without duplication) for such period determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, the following (calculated on a consolidated basis), without duplication:

          (1) interest expense attributable to Capital Leases and the interest expense imputed to Attributable Debt constituting part of a Sale/Leaseback Transaction;

          (2)  amortization of debt discount and debt issuance cost;

          (3)  capitalized interest;

          (4)  non-cash interest expenses;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6)  net payments pursuant to Hedging Obligations;

          (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly-Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

          (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          Notwithstanding anything in this definition to the contrary, "Consolidated Interest Expense" shall not include any expense or other item to the extent that the Incurrence or payment of such expense or other item resulted in an increase in EBITDA as a result of any Investment Entity being the recipient thereof.

          "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (calculated on a consolidated basis) as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters for which financial information is available preceding such date of determination ending at least 45 days prior to such date of determination (the "Reference Period"); PROVIDED, HOWEVER, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the end of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is or involves an Incurrence of Indebtedness, or both, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to (i) such Indebtedness as if such Indebtedness had been Incurred as of the end of the Reference Period and (ii) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred as of the end of the Reference Period;

          (2) if since the end of the Reference Period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Indebtedness as of the end of the Reference Period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the end of the Reference Period;

          (3) if the Company or any Restricted Subsidiary (or Investment Entity, if applicable) has repaid, repurchased, defeased or otherwise discharged any

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               Indebtedness that was outstanding as of the end of the fiscal quarter immediately prior to the commencement of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness shall be calculated on a PRO FORMA basis and EBITDA shall be calculated (A) as if the Company or such Restricted Subsidiary (or Investment Entity, if applicable) had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness and (B) as if the Investment Entity, if applicable, had not Incurred interest expense during the Reference Period in respect of such Indebtedness;

          (4) if since the beginning of the Reference Period the Company, any Restricted Subsidiary shall have made any Asset Disposition (or any Investment Entity has made any disposition that would constitute an Asset Disposition if such Investment Entity were a Restricted Subsidiary), EBITDA for the Reference Period shall be
               (a) reduced, if applicable, by the amount that EBITDA for the Reference Period (but for this adjustment) was increased as a result of the assets which are the subject of such Asset Disposition or (b) increased, if applicable, by the amount that EBITDA for the Reference Period (but for this adjustment) was decreased as a result of the assets which are the subject of such Asset Disposition (or other applicable disposition);

          (5) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or the Company, any Restricted Subsidiary or, if applicable, any Investment Entity shall have made an acquisition of assets which, in any case, constitutes all or substantially all of an operating unit of a business (or if any such Investment or acquisition is the transaction giving rise to the need to calculate the Consolidated Leverage Ratio), EBITDA for the Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Investment or acquisition occurred on the first day of the Reference Period, including the Incurrence of any Indebtedness and cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes or other cost saving measures (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith could have been achieved during the Reference Period as a result of such transaction (provided that all such cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the Commission), less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such transaction; and

          (6) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or Investment Entity or was merged with or into the Company, any Restricted Subsidiary or any Investment Entity since the beginning of such Reference Period) shall have made any Asset Disposition (or in the case of any Investment Entity, a disposition that would constitute an Asset

               Disposition if such Investment Entity were a Restricted Subsidiary), any Investment or acquisition of assets that would have required an adjustment pursuant to clause (4) or
               (5) above if made by the Company, a Restricted Subsidiary or an Investment Entity, as applicable, during the Reference Period, EBITDA for the Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition (or other applicable disposition), Investment or acquisition occurred on the first day of the Reference Period, including the Incurrence of any Indebtedness and cost savings resulting from Cost Savings Measures, which cost savings the Company reasonably believes in good faith could have been achieved during the Reference Period as a result of such transaction (provided that all such cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the Commission), less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such transaction.

          "Consolidated Net Income" means, for any period, the net income of the Company and its Restricted Subsidiaries (calculated on a consolidated basis) (and, only to the extent specifically described below, the net income of the Investment Entities); PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person who at the time of such calculation is an Investment Entity, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Investment Entity for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Investment Entity during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (B) the Company's equity in a net loss attributable to the Company's actual percentage equity ownership interest in any such Investment Entity for such period shall be included in determining such Consolidated Net Income; provided, HOWEVER, that the Company's equity in a net loss of any such Investment Entity in excess of the net loss attributable to the Company's actual percentage equity ownership interest in such Investment Entity (without giving effect to any conversion rights, options or other rights to acquire additional equity in such Investment Entity) for such period shall not be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or by a Person who at the time of such calculation is a Restricted Subsidiary (or to the extent relevant for any calculation pursuant to clauses (1)(A) or (1)(B) above, any Person acquired by any Investment Entity) in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Person who at the time of such calculation is a Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) the Company's equity in a net loss of any Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its Restricted Subsidiaries (or to the extent relevant for any calculation pursuant to clauses (1)(A) or (1)(B) above, any assets of any Investment Entity) (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5)  extraordinary gains or losses; and

          (6)  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 10.7 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 10.7(a)(3)(D).

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture, or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "Corporate Trust Office" means the principal office of the Trustee in Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

          "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks, institutional lenders or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced with other such debt facilities in whole or in part from time to time.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "Declaration" has the meaning specified in the Recitals to this instrument.

          "Declaration Event of Default" means a "Declaration Event of Default" as defined in the Declaration.

          "Default" means any event which is, or after notice or passage of time or both would be, an Indenture Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.7.

          "Delaware Trustee" has the meaning specified in the Recitals to this instrument.

          "Direct Action" means a proceeding directly instituted by a holder of Trust Preferred Securities for enforcement of payment to such holder of the principal of or interest on the Notes having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the respective due date specified in the Notes, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Notes on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date.)

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 90 days following the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if any such requirement (i) only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto or (ii) provides that the Company may not repurchase or redeem any such Disqualified Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 10.7.

          "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Notes held by the

Property Trustee are to be distributed to the holders of Trust Securities pro rata in accordance with the Declaration.

          "Dissolution Tax Opinion" has the meaning specified in the Declaration.

          "DriveLogic Business" means the Company's e-commerce business conducted under the trade name DriveLogic, Inc.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (1) income tax expense of the Company and its consolidated Restricted Subsidiaries (and any Investment Entity to the extent such contributed to any net loss of such Investment Entity);

          (2)  Consolidated Interest Expense;

          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (and any Investment Entity to the extent such contributed to any net loss of such Investment Entity);

          (4) other non-cash charges of the Company and its consolidated Restricted Subsidiaries (and any Investment Entity to the extent such contributed to any net loss of such Investment Entity), excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period;

          (5) with respect to any calculation for any of the first three fiscal quarters of the Company's fiscal year 2000, the Specified DriveLogic Operating Losses and the Specified International Business Operating Losses Incurred during any such fiscal quarter;

          (6) with respect to any calculation for the fourth fiscal quarter of the Company's fiscal year 2000, up to an aggregate of $15,000,000 of (i) the Specified DriveLogic Operating Losses and (ii) the Specified International Business Operating Losses Incurred during such fiscal quarter; and

          (7) with respect to any calculation for any fiscal quarter of the Company's fiscal year 2001 or the first two fiscal quarters of the Company's fiscal year 2002, up to an aggregate of $25,000,000 of (i) the Specified DriveLogic Operating Losses and (ii) the Specified International Business Operating Losses Incurred during any such fiscal quarters (it being understood and agreed that once such $25,000,000 threshold has been reached, this clause will have no further effect with respect to any fiscal quarter thereafter);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means a Person in whose name a Note is registered in the Register.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be

Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

          (6)  all obligations of the type referred to in clauses (1) through
               (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7)  all obligations of the type referred to in clauses (1) through
               (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; PROVIDED, HOWEVER, that, at the time of closing, the amount of any such payment is not determinable; PROVIDED, FURTHER, if such payment thereafter becomes fixed and determined and the amount is not paid within 30 days thereafter, such amount will be deemed to constitute "Indebtedness" upon the expiration of such 30 day period. Notwithstanding anything in this Indenture to the contrary, "Indebtedness" of the Company will be deemed to include the aggregate principal amount of the Notes.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Indenture Event of Default" has the meaning specified in Section 5.1.

          "Initial Notes" has the meaning specified in the Recitals to this instrument.

          "Interest Payment Date" has the meaning specified in Section 3.1.

          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "International Business" means the businesses conducted as of the date of this Indenture by or through CCC International Holdings, Subsidiaries of CCC International Holdings and Investment Entities in which CCC International Holdings has any direct or indirect interest.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; PROVIDED that, reasonable commission, travel, moving and similar advances to officers and employees made in the ordinary course of business shall not constitute Investments. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment," Section 10.7 and Section 10.14:

          (1) In the case of an Investment deemed to be made at the time a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 10.14, all outstanding Investments in any such Subsidiary will be valued at the greater of (i) their fair market value at the time of such designation or (ii) the aggregate cash or other property contributed to such Subsidiary by the Company and any Restricted Subsidiaries (in the case of non-cash property, valued at the time of the applicable contribution);

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors.

          "Investment Company Event" has the meaning specified in the Declaration.

          "Investment Entity" means any Unrestricted Subsidiary and any other Person (other than a Restricted Subsidiary) if the Company or any of its Restricted Subsidiaries, directly or indirectly, has any equity in the net income or net losses of such Person.

          "Issue Date" means the date on which the Initial Notes are originally issued.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (other than precautionary filings made with respect to operating leases and sales of receivables), or equivalent statutes, of any jurisdiction, other than any lease properly classified as an operating lease under GAAP or intellectual property licensing agreements.

          "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Ministerial Action" means a ministerial action such as filing a form or making an election, or pursuing some other reasonable measure which, in the reasonable judgment of the Company, has or will cause no adverse effect on the Company, the Trust or the Holders of the Trust Securities and will involve no material cost.

          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or sale of assets, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "90-Day Period" has the meaning specified in Section 11.2.

          "Notes" means the Initial Notes, the PIK Notes and any other notes issued pursuant to the terms of this Indenture.

          "No Recognition Opinion" has the meaning specified in the Declaration.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be internal or outside counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (ii) with respect to a determination made as of a Redemption Date or as of the Stated Maturity with respect to any particular Notes, Notes to be redeemed or paid, as applicable, on such date for whose redemption or payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; and (iii) Notes that have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes with respect to which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company, PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary primarily engaged in a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED such Person is primarily engaged in a Related Business;

          (3)  cash and Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 10.9;

          (9) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Investment in the International Business in an amount not to exceed $10.0 million in the aggregate;

          (11) any Investment in ChoiceParts in an amount not to exceed $10.0 million in the aggregate;

          (12) any Investment made or deemed made as a result of an Investment existing as of the Issue Date, and any amendment, modification, extension or renewal of an Investment to the extent such amendment, modification, extension or renewal does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments in connection therewith;

          (13) any Investment consisting of a Guarantee permitted under clause
               (3) Section 10.6(b) hereof;

          (14) any acquisition of assets solely in exchange for the issuance of Capital Stock of the Company;

          (15) Hedging Obligations; and

          (16) other Investments, in addition to those in clauses (1) through
               (15) of this definition, in any Person, having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (16) since the date of this Indenture, not to exceed $10.0 million at any one time outstanding.

          "Permitted Liens" means, with respect to any Person:

          (1) Liens securing any Senior Debt or Indebtedness of a Restricted Subsidiary;

          (2) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (3) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

          (4) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistent applied;

          (5) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (7) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (8)  Liens existing on the Issue Date;

          (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned Subsidiary of such Person;

          (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

          (13) Liens resulting from the pledge by the Company of Capital Stock in a Restricted Subsidiary in connection with a Credit Facility or in an Unrestricted Subsidiary in an circumstance, where recourse to the Company is limited to the value of the Capital Stock so pledged;

          (14) leases or subleases granted to third Persons;

          (15) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (16) attachment or judgment Liens not giving rise to a Default or an Event of Default;

          (17) any interest or title of a lessor under any capital lease or operating lease;

          (18) other Liens, in addition to those described in this definition, securing Indebtedness of the Company in an amount not to exceed $5.0 million at any time outstanding;

          (19) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (1) through (18).

          "Person" means any individual, corporation, company, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "PIK Notes" have the meaning specified in Section 3.1.

          "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principals" means White River Ventures, Inc. and Capricorn Investors II, L.P.

          "Property Trustee" has the meaning specified in the Declaration.

          "pro rata," when used with respect to any payment, distribution or treatment of the Notes, shall mean pro rata to each Holder of Notes according to the aggregate principal amount of the Notes Outstanding, provided that in the event any Notes are held by the Company and an Indenture Event of Default has occurred and is continuing, any funds available for such payment shall first be paid to each Holder of the Notes (other than the Company) pro rata according to the aggregate principal amount of the Notes held by each such Holder relative to the aggregate principal amount of all Notes Outstanding and held by such Holders, and only after satisfaction of all amounts owed to such Holders of the Notes (other than the Company), any additional funds available for such payment shall be made to the Company thereof pro rata according to the aggregate principal amount of Notes held by them.

          "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed, means 100% of the principal amount of such Note.

          "Redemption Tax Event" has the meaning specified in Section 11.2.

          "Redemption Tax Opinion" has the meaning set forth in the Declaration.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances Indebtedness of the Company.

          "Register" and "Registrar" have the respective meanings specified in
Section 3.5.

          "Regular Record Date" has the meaning specified in Section 3.1.

          "Related Business" means:

          (1) any business in which the Company, any of its Subsidiaries or any of its Investment Entities is engaged, or has publicly announced its intention to engage in, on or prior to the date of this Indenture;

          (2)  any business similar or related to the businesses described in
               (1) above, including, but not limited to, any business which utilizes the Internet, wireless technology and/or other mode of communication in connection with the exchange or sale of products, service or data relating to (i) the maintenance or repair of motorized vehicles and other products in the transportation industry and (ii) the insurance industries' involvement in the activities described in subsection (i) above; or

          (3)  any reasonable extension of such businesses.

          "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) or any Principal; or

          (2) any trust, corporation, partnership or other entity, whose beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of such entity consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

          "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (a) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (b) dividends or distributions payable solely to the Company or a Wholly-Owned Subsidiary and
               (c) dividends or distributions payable solely in Capital Stock of, or options to acquire Capital Stock of, ChannelPoint or ChoiceParts or any person whose sole assets consist of Capital Stock of ChannelPoint or ChoiceParts);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Securities Legend" has the meaning specified in Section
2.2.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person (except for temporary leases of a term of not more than four years).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Purchase Agreement" means the Securities Purchase Agreement of even date herewith by and among the Company, the Trust and the purchaser listed therein.

          "Senior Credit Facility" means the Amended and Restated Credit Facility Agreement, dated as of October 29, 1998, by and among the Company and lenders that are parties thereto and LaSalle National Bank (as administrative agent and issuing bank).

          "Senior Debt" means:

          (1) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligation with respect thereto (including without limitation Indebtedness Incurred pursuant to the Senior Credit Facility); and

          (2) all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness described in clause (1) above.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Specified DriveLogic Operating Losses" for any period means the sum of the operating losses allocated to the DriveLogic Business consistent with the Company's internal accounting policies, plus, to the extent deducted in calculating such operating losses, other non-cash charges of the Company and its consolidated Restricted Subsidiaries (and any Investment Entity to the extent such contributed to any net loss of such Investment Entity) allocated to the DriveLogic Business consistent with the Company's internal accounting policies, excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period.

          "Specified International Operating Losses" for any period means the sum of operating losses allocated to the International Business consistent with the Company's internal accounting policies, plus the following to the extent deducted in calculating operating losses:

          (1) the Company's equity in a net loss of any Investment Entity in excess of the net loss attributable to the Company's actual percentage equity ownership interest in such Investment Entity (without giving effect to any conversion rights, options or other rights to acquire additional equity in such Investment Entity) allocated to the International Business consistent with the Company's internal accounting policies; and

          (2) other non-cash charges of the Company and its consolidated Restricted Subsidiaries (and any Investment Entity to the extent such contributed to any net loss of such Investment Entity) allocated to the International Business consistent with the Company's internal accounting policies, excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period;

in each case for such period.

          "Special Event" has the meaning specified in the Declaration.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity," when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal, together with any accrued and unpaid interest (including Compounded Interest), of such security or such installment of interest is due and payable.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Surviving Entity" has the meaning specified in Section 8.1.

          "Tax Event" has the meaning specified in the Declaration.

          "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

          "Trust" has the meaning specified in the Recitals to this instrument.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Common Securities" has the meaning specified in the Recitals to this Instrument.

          "Trust Common Securities Guarantee" means any guarantee that the Company may enter into that operates directly or indirectly for the benefit of holders of Trust Common Securities of the Trust.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Preferred Securities" has the meaning specified in the Recitals to this instrument.

          "Trust Preferred Securities Guarantee" means any guarantee that the Company may enter into that operates directly or indirectly for the benefit of holders of Trust Preferred Securities of the Trust.

          "Trust Securities" has the meaning specified in the Recitals to this instrument.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2)  any Subsidiary of an Unrestricted Subsidiary.

          Subject to Section 10.14, the Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary PROVIDED:

          (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated;

          (2) such Subsidiary has no Indebtedness other than Indebtedness that is not guaranteed by the Company or any Restricted Subsidiary;

          (3) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Capital Stock or equity interests or (b) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (5) has not guaranteed or otherwise directly or indirectly provided credit support of any Indebtedness of the Company or any of its Restricted Subsidiaries, PROVIDED, FURTHER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 10.7.

          Subject to Section 10.14, the Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 10.6, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter Reference Period; and (2) no Default or Event of Default would be in existence immediately following such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in THE WALL STREET JOURNAL in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly-Owned Subsidiaries.

          SECTION 1.2.   COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable provisions of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.3.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4.   ACTS OF HOLDERS; RECORD DATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d)  The ownership of Notes shall be proved by the Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note, and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

          SECTION 1.5.   NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the Company, attention: Chief Financial Officer, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, with a copy to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606-1285, Attention: Peter C. Krupp.

          SECTION 1.6.   NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 1.7.   CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that would be required under such Act to be a part of and govern this Indenture, were this Indenture qualified under such Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any such provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION 1.8.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.9.   SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.10.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt, the holders of Trust Preferred Securities (to the extent provided herein) and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.12.  GOVERNING LAW.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 1.13.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

                                   ARTICLE II

                                   NOTE FORMS

          SECTION 2.1.   FORMS GENERALLY.

          The Notes and the Trustee's certificates of authentication shall be substantially in the form of EXHIBIT A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law or agreements to which the Company is subject, if any. The Company shall furnish any such legend not contained in EXHIBIT A to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions of the Notes set forth in EXHIBIT A are part of the terms of this Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The definitive Notes shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 2.2.   INITIAL ISSUANCE TO PROPERTY TRUSTEE.

          The Notes initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons and shall bear the following legend (the "Restricted Securities Legend") unless the Company determines otherwise in accordance with applicable law:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                                   Article III

                                    THE NOTES

          SECTION 3.1.   TITLE AND TERMS.

          The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to the sum of $67,010,310, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7, and except for the issuance of any PIK Notes as described below. Notwithstanding the foregoing, any additional Notes, other than the Initial Notes, the PIK Notes or Notes issued pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7, issued hereunder, may only be issued by the Company until the later of (i) January 1, 2002 or (ii) if the Company shall have, prior to January 1, 2002, entered into a letter of intent to issue such additional Notes and such Notes shall have been issued no later than February 28, 2002; PROVIDED, HOWEVER, that the issuance of such additional Notes shall be subject to Section 10.6(a) of this Indenture; and FURTHER PROVIDED, that no such additional Notes shall be issued to any Person, other than pursuant to Project Condor, without the consent of Capricorn Investors III, L.P., such consent not to be unreasonably withheld.

          The Notes shall be known and designated as the "Increasing Rate Notes Due 2006" of the Company. Their Stated Maturity shall be February 23, 2006, and they shall bear interest at the rate of (a) 9% per annum, from February 23, 2001 or, in the case of PIK Notes, from the date of original issuance thereof (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be) through and including February 22, 2004 (such three-year period from February 23, 2001 through and including February 22, 2004, is referred to herein as the "Initial Three Year Period") and (b) 11% per annum from and following February 23, 2004, payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 (each an "Interest Payment Date") of each year, commencing March 31, 2001 (or, in the case of PIK Notes, on the first Interest Payment Date following the date of original issuance thereof) until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Note is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the date which is 15 days prior to each Interest Payment Date (the "Regular Record Date"). On any Interest Payment Date occurring during the Initial Three Year Period, so long as no Default has occurred and is continuing, interest on the Notes may be paid in cash, or at the election of the Company, in the form of additional Notes of like tenor in the aggregate principal amount of such interest payable on such Interest Payment Date (together with Notes authenticated and delivered upon the transfer of, or in exchange for, or in lieu of, other PIK Notes pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7, the "PIK Notes"). Notwithstanding the foregoing, PIK Notes may be issued only in denominations of $1,000 and integral multiples thereof, and the Company will pay in cash such amount of interest as shall be necessary to cause the PIK Notes to conform to the requirements of this sentence. After the Initial Three Year Period, interest on the Notes shall be paid in cash. The Initial Notes and the PIK Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. Interest will compound quarterly and will accrue at the rate of 9% or 11%, as applicable, per annum on any interest installment in arrears (with interest that accrues as a result of such compounding being referred to herein as "Compounded Interest").

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          If at any time (including upon the occurrence of a Tax Event) while the Property Trustee is the Holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

          The principal of and interest on the Notes shall be payable by wire transfer of immediately available funds to an account designated in writing by the applicable Holder. Notwithstanding the foregoing, the principal of and interest on the Notes held by any Holder that (together with its Affiliates) holds less than $5,000,000 aggregate principal amount of Notes shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest to a Holder described in this sentence may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

          The Notes shall be redeemable as provided in Article XI hereof.

          The Notes shall be subordinated in right of payment to Senior Debt as provided in Article XII hereof.

          SECTION 3.2.   DENOMINATIONS.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          SECTION 3.3.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Notes as in this Indenture provided and not otherwise.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 3.4.   TEMPORARY NOTES.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 3.5. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          (a)  GENERAL.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7 not involving any transfer.

          (b)  TRANSFER PROCEDURES AND RESTRICTIONS.

          The Notes may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law.

          SECTION 3.6.   MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 3.7.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee, provided that any such payment will be made in coin or currency of the United States of America which at the time of payment is a legal tender for payment of public and private debt.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Compounded Interest), which were carried by such other Note.

          SECTION 3.8.   PERSONS DEEMED OWNERS.

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.7) interest (including Additional Payments) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.9.   CANCELLATION.

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order; PROVIDED, HOWEVER, that the Trustee shall not be required to destroy the certificates representing such canceled Notes.

          SECTION 3.10.  RIGHT OF SET OFF.

          Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Company Guarantee.

          SECTION 3.11.  CUSIP NUMBERS.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 3.12.  PAYING AGENT AND REGISTRAR.

          The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

          SECTION 3.13.  CALCULATION OF ORIGINAL ISSUE DISCOUNT.

          The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount, if any (including daily rates and accrual periods), accrued on Outstanding Notes as of the end of such year.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

          SECTION 4.1.   SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (1) either (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 3.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or redemption; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for or relating to the satisfaction and discharge of this Indenture have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2, the last paragraphs of Section 10.3 and Section 14.6 shall survive.

          SECTION 4.2.   APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                    ARTICLE V

                                    REMEDIES

          SECTION 5.1.   INDENTURE EVENTS OF DEFAULT.

          "Indenture Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Indenture Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) failure for 30 days to pay interest on the Notes, including any Additional Payments in respect thereof, when due;

               (2) failure to pay principal on the Notes when due whether at maturity, upon redemption, upon required purchase, by declaration of acceleration or otherwise;

               (3) failure to observe or perform any other covenant contained in this Indenture for 60 days after notice to the Company by the Trustee, or by the Holders of not less than a majority in aggregate principal amount of Outstanding Notes; PROVIDED that, if the Property Trustee is the sole Holder of the Notes and the Trustee and the Holders of not less than a majority in aggregate principal amount of Outstanding Notes fail to provide such notice to the Company, any holder of Trust Preferred Securities then outstanding may provide such notice to the Company;

               (4) entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or
(B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of substantially all of the property of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

               (5) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of substantially all of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due;

               (6) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default (i) is caused by a failure to pay principal at final stated maturity of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then a Payment Default or the maturity of which has then been so accelerated, aggregates $10.0 million or more;

               (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; or

               (8) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with (i) the distribution of Notes to holders of Trust Preferred Securities in liquidation of the Trust upon the occurrence of a Dissolution Event, or (ii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

          SECTION 5.2.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Indenture Event of Default occurs and is continuing, then, and in every such case, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes and any other amounts payable hereunder to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that, if the Property Trustee is the sole Holder of the Notes and if upon an Indenture Event of Default, the Trustee fails to declare the principal of all the Notes to be immediately due and payable, holders of 25% of the aggregate liquidation amount of Trust Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article hereinafter, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A) all overdue interest (including any Additional Payments) on all Notes,

                    (B) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                    (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

               (2) all Indenture Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 5.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if:

               (1) default is made in the payment of any interest (including any Additional Payments) on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest (including any Additional Payments) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including any Additional Payments), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Indenture Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.4.   TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.5.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 5.6.   APPLICATION OF MONEY COLLECTED.

          Subject to Article XII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including any Additional Payments), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.7; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest (including any Additional Payments) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest (including any Additional Payments), respectively.

          SECTION 5.7.   LIMITATION ON SUITS.

          Subject to Section 5.8, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Indenture Event of Default;

               (2) the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Indenture Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be Incurred in compliance with such request;

               (4) the Trustee for sixty days after its receipt of such notice has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such sixty-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. The limitations specified in (1) through (5) above shall not apply to a suit initiated by a Holder of a Note for enforcement of payment of interest or principal on such Note on or after the respective due dates of such payments expressed in such Note.

          SECTION 5.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including any Additional Payments) on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. If the Property Trustee is the sole Holder of the Notes, any holder of the Trust Preferred Securities shall have the right to institute suit on behalf of the Trust for the enforcement of any such payment.

          SECTION 5.9.   RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Indenture Event of Default shall impair any such right or remedy or constitute a waiver of any such Indenture Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 5.12.  CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (1) such direction shall not be in conflict with any rule of law or with this Indenture; and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13.  WAIVER OF PAST DEFAULTS.

          Subject to Section 9.2 hereof, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, or interest (including any Additional Payments) on any Note (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected; PROVIDED, HOWEVER, that if all of the Outstanding Notes are held by the Trust or a trustee of the Trust, such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver.

          Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 5.14.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Payments) on any Note.

          SECTION 5.15.  ENFORCEMENT BY HOLDERS OF TRUST PREFERRED SECURITIES.

          Notwithstanding anything to the contrary contained herein, (i) if a Declaration Event of Default has occurred and is continuing and the Property Trustee fails to enforce its rights under the Indenture within sixty days after the holders of 25% in liquidation amount of the Trust Preferred Securities have made a written request, the Company acknowledges that, in such event, the holders of a majority in liquidation amount of the Trust Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Indenture without first instituting a legal proceeding against the Property Trustee or any other Person, and (ii) if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Notes on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Notes. The Company may not amend the Indenture to remove the rights of the holders of Trust Preferred Securities described in the immediately preceding sentence without the prior written consent of all the holders of Trust Preferred Securities. Notwithstanding any payment made to any holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Notes held by the Trust or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Notes.

                                   ARTICLE VI

                                   THE TRUSTEE

          SECTION 6.1.   CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) If an Indenture Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

          (b)  Except during the continuance of an Indenture Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section; and

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section and Section 6.2.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 6.2.   NOTICE OF DEFAULTS.

          The Trustee shall promptly give the Holders notice of any Default hereunder as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any Default of the character specified in Section 5.1(3), no such notice to the Holders shall be given until at least 30 days after the occurrence thereof.

          SECTION 6.3.   CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          SECTION 6.4.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

          The Recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

          SECTION 6.5.   MAY HOLD NOTES.

          The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          SECTION 6.6.   MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 6.7.   COMPENSATION AND REIMBURSEMENT.

          The Company agrees:

               (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder;

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, fees, disbursements and advances Incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever Incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          When the Trustee Incurs expenses or renders services in connection with an Indenture Event of Default specified in Section 5.1(4) or Section 5.1(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

          SECTION 6.8.   DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          SECTION 6.9.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in New York, New York or Wilmington, Delaware. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.10.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time: (1) the Trustee shall fail to comply with Section
6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by Board Resolution may remove the Trustee, or
(ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 6.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          SECTION 6.13.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 7.1.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
                         HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee (a) within 14 days after each record date for payment of interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders, as of such record date, and (b) at any other time, within 30 days of receipt by the Trust of a written request for a list of Holders as of a date no more than 14 days before such list of Holders is given to the Trustee; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

          SECTION 7.2.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          SECTION 7.3.   REPORTS BY TRUSTEE.

          (a) Within 60 days after December 31 of each year, commencing December 31, 2001, the Trustee shall transmit by mail to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, if applicable, with the Commission, if required, and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

          SECTION 7.4.   REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          The Company shall also provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 8.1.   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          (a) The Company shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

               (i) either: (A) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the Company's properties and assets or the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental Indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the Company's obligations under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect;

               (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions, no Default or Indenture Event of Default shall have occurred and be continuing;

               (iii) the Company or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 10.6(a); PROVIDED, HOWEVER, that the foregoing requirements of this clause (iii) shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary, or the merger or consolidation of any Wholly-Owned Subsidiary with or into the Company or any other Wholly-Owned Subsidiary PROVIDED that clause
(iii) above will not be applicable with regard to the Surf transaction previously disclosed to Capricorn Investors III, L.P.;

               (iv) such transaction is permitted under the Declaration and the Company Guarantee and does not give rise to any breach or violation of the Declaration or the Company Guarantee; and

               (v) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions of this Section 8.1, the Company shall deliver, or cause to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer or other disposition and the supplemental Indenture in respect thereof, required under clause (a)(i)(B) of this Section 8.1, comply with the requirements of the Indenture. Each such Officers' Certificate shall set forth the manner of determination of the Company's compliance with clause (a)(iii) of this Section 8.1.

          (d) For all purposes under this Indenture and the Notes, any Subsidiaries of the Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.14, and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

          SECTION 8.2.   SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 8.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 8.1 hereof.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

          SECTION 9.1.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

               (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause shall not adversely affect the interests of the Holders of the Notes or, so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities; or

               (4) subject to the limitations of Section 3.1, to provide for the issuance of one additional series of Notes (the "Series B Notes") having terms different than the terms of the Notes originally issued hereunder (the "Series A Notes"); provided, however, the Holders of the Series A Notes and the Trust Preferred Securities shall be given 15 days prior written notice of the definitive terms of any Series B Notes to be issued and upon notice in writing to the Company by at least a majority of the aggregate liquidation amount of the Trust Preferred Securities, such holders will have the right to cause the terms designated by them of all the Series A Notes to be amended on or immediately prior to the issuance of the Series B Notes to conform in all material respects (including, without limitation, terms relating to interest rate, redemption and redemption premium, if any) to the corresponding terms in the Series B Notes; PROVIDED, FURTHER, the Series A Notes and the Series B Notes shall be treated as a single series of Notes for all purposes of this Indenture.

          SECTION 9.2.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (1) extend the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or change the coin or currency in which any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders,

               (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture,

               (3) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

               (4) modify the provisions of this Indenture relating to the subordination of Outstanding Notes in a manner adverse to the Holders.

          Notwithstanding anything to the contrary in this Indenture or the Declaration, if all of the Outstanding Notes are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; PROVIDED, FURTHER, that if the consent of the Holder of each Outstanding Note is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

          SECTION 9.3.   EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.4.   EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article XII in any manner which might terminate or impair the rights of the Senior Debt pursuant to such subordination provisions.

          SECTION 9.5.   REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                    COVENANTS; REPRESENTATIONS AND WARRANTIES

          SECTION 10.1.  PAYMENT OF PRINCIPAL AND INTEREST.

          The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 10.2.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the United States an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 10.3.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and
(ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

          SECTION 10.4.  STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          SECTION 10.5.  PAYMENT OF EXPENSES OF THE TRUST.

          In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay for all reasonable costs, fees and expenses relating to the offering, sale and issuance of the Notes, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7;

          (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and reasonable expenses of the Trust (including, but not limited to, reasonable costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee, Administrative Trustees and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including, without limitation, reasonable costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses Incurred in connection with the acquisition, financing, and disposition of Trust assets); and

          (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

          SECTION 10.6.  LIMITATION ON INDEBTEDNESS

          (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Leverage Ratio would be less than or equal to 3.5 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

               (1) Indebtedness owed to and held by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

               (2) the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2) not to exceed the greater of (A) $90,000,000 or (B) the Borrowing Base;

               (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (2) of this Section 10.6(b));

               (4) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or letters of credit, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time;

               (5) Indebtedness Incurred in connection with the Surf transaction previously disclosed to Capricorn Investors III, L.P.;

               (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clauses (2), (3), (4), (5) or this clause (6);

               (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the Indenture; PROVIDED such agreements are entered into for bona fide hedging purposes and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to such Indebtedness;

               (8) Obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

               (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of its Incurrence;

               (10) the Guarantee by the Company of Indebtedness (other than any Subordinated Obligation) of a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 10.6;

               (11) the accrual of interest, the accretion or amortization of original issue discount and the payment of any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 10.6;

               (12) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (12); or

               (13) the Incurrence by the Company or any Restricted Subsidiary in addition to any Indebtedness described in clauses (1) through (12) of this
Section 10.6 in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

          (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence (1) and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

          (d) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness, PROVIDED, HOWEVER, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.

          (e) The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Debt, unless such Indebtedness specifically provides it ranks PARI PASSU with the Notes in right of payment or is expressly subordinated in right of payment to the Notes.

          SECTION 10.7.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

               (1) a Default shall have occurred and be continuing (or would result therefrom);

               (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 10.6; or

               (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                    (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

                    (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Person with respect to whom the Company or a Restricted Subsidiary owns 5% or more of the Voting Stock and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its stockholders subsequent to the Issue Date; PLUS

                    (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); PLUS

                    (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary (net of any taxes required to be paid by the Company or any Restricted Subsidiary as a result thereof), and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b)  The preceding provisions will not prohibit:

               (1) so long as no Default shall have occurred and be continuing (or result therefrom), any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Person with respect to whom the Company or a Restricted Subsidiary owns 5% or more of the Voting Stock or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its stockholders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

               (2) dividends or distributions paid within 60 days after the date of declaration thereof if at such date of declaration or distributions such dividend would have complied with this covenant;

               (3) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Restricted Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that such repurchases and other acquisitions shall not exceed $5.0 million (excluding the repurchase or other acquisition described in clause (4) below);

               (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Rayfield Limited from the individual previously disclosed to Capricorn Investors III, L.P. and/or its Affiliates; PROVIDED, HOWEVER, that such repurchase or acquisition shall not exceed L3.0 million;

               (5) the defeasance, redemption, repurchase or other acquisition of Subordinated Obligations of the Company or any Restricted Subsidiary with the net cash proceeds from an Incurrence of Refinancing Indebtedness; or;

               (6) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to holders of its Capital Stock on a PRO RATA basis.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 10.7 will be determined by the Company's Board of Directors.

          SECTION 10.8. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

               (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

               (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

               (3)  this Indenture and the Notes;

               (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this covenant or this clause (4) or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this covenant or this clause (4); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

               (5) any such encumbrance or restriction consisting of customary nonassignment provisions in contracts;

               (6) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

               (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

               (8)  applicable law;

               (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

               (10) restrictions contained in Indebtedness under Credit Facilities permitted to be Incurred under Section 10.6.

          SECTION 10.9.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

               (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

               (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

               (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                    (A) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Debt of the Company within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                    (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                    (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in the Indenture;

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

          Notwithstanding the foregoing provisions of this covenant, if the Company or any of its Restricted Subsidiaries sells, in whole or in part, the Capital Stock or assets of CCC Consumer Services Inc. or any of its Subsidiaries, the Company shall not be required to comply with the provisions of clause (a)(1) above.

          For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

               (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

               (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company (an "Asset Sale Offer") for the Notes at a purchase price of 100% of their principal amount, without premium, plus accrued but unpaid interest, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Article XI. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

          SECTION 10.10.      LIMITATION ON AFFILIATE TRANSACTIONS.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

               (1) the terms of the Affiliate Transaction, as determined by the Board of Directors in good faith, are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

               (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transactions have approved the relevant Affiliate Transaction as evidenced by a Board resolution; and

               (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm of national standing that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries.

          (b)  The provisions of the preceding paragraph (a) will not prohibit:

               (1)  any Restricted Payment permitted to be made pursuant to
Section 10.7 or any Permitted Investment; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business;

               (3) the payment of reasonable fees to directors of the Company who are not employees of the Company or its Restricted Subsidiaries and customary indemnification and insurance arrangements in favor of any director, officer, employer or consultant to the Company and any subs;

               (4) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

               (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

               (6) employment agreements entered into by the Company or any of its Subsidiaries on or prior to the Issue Date and any employment agreement entered into by the Company or its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; and

               (7) loans or advances, not to exceed $5.0 million in the aggregate at any time outstanding, to employees in the ordinary course of business.

          SECTION 10.11. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

          The Company

               (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Wholly-Owned Restricted Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary), and

               (2) will not permit any Wholly-Owned Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly-Owned Subsidiary), unless

                    (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns 10% or more of any Capital Stock of such Wholly-Owned Subsidiary; or

                    (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would not longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 10.7 if made on the date of such issuance, sale or other disposition.

          SECTION 10.12. LIMITATION ON LIENS.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

          Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

          SECTION 10.13. LIMITATION ON SALE/LEASEBACK TRANSACTIONS.


          The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

               (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 10.6 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 10.12;

               (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

               (3) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "--Limitation on Sales of Assets and Subsidiary Stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the Net Cash Proceeds received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

          SECTION 10.14. DESIGNATION OF RESTRICTED AND UNRESTRICTED
SUBSIDIARIES.

          Any Subsidiary not designated as an Unrestricted Subsidiary in accordance with Section 10.14 shall be a Restricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if the requirements set forth in the definition of "Unrestricted Subsidiary" are satisfied and if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 10.7(a)(3). That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the requirements set forth in the definition of "Unrestricted Subsidiary" are satisfied and if the redesignation would not cause a Default.

          SECTION 10.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, thereon to the date fixed for repurchase (the "Change of Control Payment").

          (b) Within 30 business days following a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date") pursuant to the procedures set forth in this Section
10.15 and described in the notice.

          (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with their purchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to an Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer.

          (d) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered under the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Company.

          (e) The Paying Agent shall mail promptly to each holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, PROVIDED, HOWEVER, that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

          (f) Prior to a Change of Control Payment Date, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under the agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 10.15.

          (g) The Change of Control provisions described in this Section 10.15 shall be applicable notwithstanding any other provisions of this Indenture.

          (h) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 10.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

          The Company shall continue (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; PROVIDED, HOWEVER, that any permitted successor of the Company hereunder may succeed to the Company's ownership of the Trust Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified for United States Federal income tax purposes as an entity which is not subject to United States Federal income tax at the entity level and the income of which is treated for United States Federal income tax purposes as derived by holders of interests in the entity.

                                   ARTICLE XI

                            REDEMPTION AND PREPAYMENT

          SECTION 11.1. OPTIONAL REDEMPTION. The Company shall have the right to redeem the Notes (an "Optional Redemption") in whole or in part, at any time or from time to time on or after February 23, 2004, in cash at the Redemption Price, plus any accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date.

          SECTION 11.2. TAX EVENT REDEMPTION. (a) If a Tax Event has occurred and is continuing and:

               (1) the Company has received a Redemption Tax Opinion; or

               (2) after receiving a Dissolution Tax Opinion, the Administrative Trustee shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered (each such a case, a "Redemption Tax Event"), then the Company shall have the right upon not less than 30 days, nor more than 60 days, notice to the Holders of the Notes to redeem the Notes in whole, but not in part, for cash at the Redemption Price, plus accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date, within 90 days following the occurrence of such Redemption Tax Event (the "90-Day Period"); PROVIDED, HOWEVER, that if, at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some Ministerial Action, then the Company or the Trust shall pursue such measure in lieu of redemption; and PROVIDED FURTHER that the Company shall have no right to redeem the Notes while the Trust is pursuing any Ministerial Action or other similar measure pursuant to its obligations under the Declaration.

          (b) If the Company opts not to redeem the Notes pursuant to this
Section 11.2, the Company shall be required to pay Additional Interest in respect of the Notes pursuant to Section 3.1 for so long as (i) a Tax Event has occurred and is continuing, (ii) the Property Trustee is the sole Holder of the Securities and (iii) the Trust becomes subject to tax as a result of such Tax Event.

          SECTION 11.3. SELECTION OF NOTES TO BE REDEEMED.If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 11.4. NOTICE OF REDEMPTION.

          Subject to the provisions of Section 11.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price (plus all accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date);

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;


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

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 30 days, or such shorter period allowed by the Trustee, prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          SECTION 11.5. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 11.4 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. A notice of redemption may not be conditional.

          SECTION 11.6. DEPOSIT OF REDEMPTION PRICE.

          On or one Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest (including Additional Payments) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date according to the terms and provision of Section 3.8. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.1 hereof.

          SECTION 11.7. NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


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

          SECTION 11.8. MANDATORY REDEMPTION.

          The Company shall not be required to make sinking fund payments with respect to the Notes.

          SECTION 11.9. OFFER TO PURCHASE.

          In the event that, pursuant to Section 10.9 or Section 10.15 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

          The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 10.9 or 10.15 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or Change of Control Offer, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

          (a) that the Repurchase Offer is being made pursuant to this Section
11.9 and Sections 10.9 or 10.15 hereof and the length of time the Repurchase Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram,


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

telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Change of Control Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
11.9. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          Other than as specifically provided in this Section 11.9, any purchase pursuant to this Section 11.9 shall be made pursuant to the provisions of Sections 11.1 through 11.7 hereof.

                                   ARTICLE XII

                             SUBORDINATION OF NOTES

          SECTION 12.1. AGREEMENT TO SUBORDINATE.

          The Company covenants and agrees, and each Holder of Notes by such Holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XII; and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, and interest (including Additional Payments) on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Indenture or thereafter Incurred; PROVIDED HOWEVER, that no provision of this Article XII shall prevent the occurrence of any Default or Indenture Event of Default hereunder.

          SECTION 12.2. DEFAULT ON SENIOR DEBT.

          In the event (i) of any default by the Company in the payment of principal, interest or any other payment due on any Senior Debt continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt and during the continuation of such default, unless and until such default shall have been cured or waived or shall have ceased to exist, or (ii) the maturity of any Senior Debt has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal of (including redemption payments, if any), or interest on the Notes (except that holders of the Notes may receive and retain Permitted Junior Securities and payments from a trust described under Article XIV so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes in accordance with the provisions of Article XIV and without violating the provisions of Article XII of this Indenture (a "Defeasance Trust Payment")). Notwithstanding the foregoing, the prohibition set forth in this paragraph in the case of clause (i) above shall not extend beyond the period that is 179 days following the date of occurrence of the initial payment default that commenced such prohibition unless the maturity of the applicable Senior Debt has been accelerated.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 12.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Debt.

          SECTION 12.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and interest due or to become due on, all Senior Debt must be paid in full before any payment is made on account of the principal or interest on the Notes (except that holders of the Notes may receive and retain Permitted Junior Securities and Defeasance Trust Payments); and upon any such dissolution or winding up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled, except for the provisions of this Article XII, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, as calculated by the Company) or their representative or representatives, as their respective interests may appear, to the extent necessary to pay such Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders of Notes or to the Trustee (except that holders of the Notes may receive and retain Permitted Junior Securities and Defeasance Trust Payments).

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Debt is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

          For purposes of this Article XII, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or other securities or Indebtedness of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this
Article XII with respect to the Notes to the payment of all Senior Debt which may at the time be outstanding; provided, that (i) such Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or


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

readjustment, and (ii) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. "Permitted Junior Securities" means: (1) Capital Stock or other equity interests in the Company; or (2) debt securities of the Company that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article XII, that have a final maturity date and a Weighted Average Life to Maturity which is the same as or greater than the Notes and that are not secured by a Lien on any assets. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article VIII hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 12.3 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article VIII hereof. Nothing in Section 12.2 or in this Section 12.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 hereof.

          SECTION 12.4. SUBROGATION.

          Subject to the payment in full of all Senior Debt, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Notes until the principal of and interest on the Senior Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article XII, and no payment pursuant to the provisions of this Article XII, to or for the benefit of the holders of such Senior Debt by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of such Notes. It is understood that the provisions of this Article XII are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of such Senior Debt on the other hand.

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, as the case may be, other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of such Senior Debt in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 6.3, and the Holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.


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

          SECTION 12.5. TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XII and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

          SECTION 12.6. NOTICE BY THE COMPANY.

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XII. Notwithstanding the provisions of this
Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provision of this Article XII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Debt or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.3 hereof, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 12.6 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          The Trustee, subject to the provisions of Section 6.3, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.7. RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR DEBT.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Debt, and, subject to the provisions of Section 6.3, the Trustee shall not be liable to any holder of such Senior Debt if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of such Senior Debt shall be entitled by virtue of this Article XII or otherwise.

          SECTION 12.8. SUBORDINATION MAY NOT BE IMPAIRED.

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without Incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt, or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (iii) release any Person liable in any manner for the collection of such Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 12.9. SUBORDINATION PROVISIONS NOT APPLICABLE TO MONEY HELD IN TRUST FOR HOLDERS.All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article XIV shall be for the sole benefit of the Holders and shall not be subject to this Article XII.

                                  ARTICLE XIII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

          SECTION 13.1. NO RECOURSE.

          No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or the Trustee or of any predecessor or successor corporations, either directly or through the Company or the Trustee or any such predecessor or successor corporations, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be Incurred by, the incorporators, stockholders, officers or directors as such, of the Company or the Trustee or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE XIV

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 14.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

          The Company may, at its option and at any time, elect to have either
Section 14.2 or 14.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article XIV.

          SECTION 14.2. LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 14.1 hereof of the option applicable to this Section 14.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 14.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 14.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Section 10.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article XIV. Subject to compliance with this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3 hereof.

          SECTION 14.3. COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 14.1 hereof of the option applicable to this Section 14.3, the Company, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, be released from its obligations under the covenants contained in Sections 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15 and Article VIII with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under

Section 14.1 hereof of the option applicable to this Section 14.3 hereof, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, Sections 5.1(3), 5.1(6), 5.1(7) and 5.1(8) shall not constitute Events of Default.

          SECTION 14.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 14.2 or 14.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to the federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article XIV concurrently with such Incurrence) at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate, stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          SECTION 14.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 14.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.5, the "Trustee") pursuant to Section 14.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 14.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 14.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 14.6. REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust. The Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 14.7. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 14.2 or
14.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 14.2 or 14.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.2 or 14.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    CCC INFORMATION SERVICES GROUP INC.



                                    By: /s/ Reid E. Simpson
                                       -------------------------------------
                                    Name:  Reid E. Simpson
                                    Title: Executive Vice President and
                                           Chief Financial Officer



                                    WILMINGTON TRUST COMPANY, as trustee



                                    By: /s/ Jill K. Morrison
                                       -------------------------------------
                                    Name:  Jill K. Morrison
                                    Title: Financial Services Officer

                                    EXHIBIT A
                                  FORM OF NOTE

                             [FORM OF FACE OF NOTE]


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                       -----------------------------------

                          Increasing Rate Note due 2006

No. _________                                                   $___________

          CCC Information Services Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "the Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CCC Capital Trust, or registered assigns, the principal sum of ___________________________ Dollars ($____________) on February 23, 2006.

          Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing March 31, 2001.

          Regular Record Dates: the close of business on the 15th day immediately preceding each Interest Payment Date, commencing March 31, 2001.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: _________________, ____.

                                       CCC INFORMATION SERVICES GROUP INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

[SEAL]


Attest:
       -------------------------------------


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

Dated: _______________, ____.




                                       WILMINGTON TRUST COMPANY, as Trustee



                                       By:
                                          --------------------------------
                                          Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                       -----------------------------------

                          Increasing Rate Note due 2006

          (1) INTEREST. CCC Information Services Group Inc., a Delaware corporation (the "Company"), is the issuer of this Increasing Rate Note due 2006 (the "Note") in the aggregate principal amount of $__________ issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Notes in cash from February 23, 2001 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each day an "Interest Payment Date"), commencing March 31, 2001, at the rate of (a) 9% per annum, from February 23, 2001 through and including February 22, 2004 (such three-year period of time from February 23, 2001 through and including February 22, 2004, is referred to herein as the "Initial Three Year Period") and (b) 11% per annum from and following February 23, 2004, plus Additional Interest, until the principal hereof shall have become due and payable. On any Interest Payment Date occurring during the Initial Three Year Period, so long as no Default has occurred and is continuing, interest on the Note may be paid in cash, or at the election of the Company, in the form of PIK Notes. Notwithstanding the foregoing, PIK Notes may be issued only in denominations of $1,000 and integral multiples thereof, and the Company will pay in cash such amount of interest as shall be necessary to cause the PIK Notes to conform to the requirements of this sentence. After the Initial Three Year Period, interest on the Note shall be paid in cash.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (2) ADDITIONAL INTEREST. The Company shall pay to CCC Capital Trust, a Delaware business trust (and its permitted successors or assigns under the Declaration) (the "Trust"), such amounts as shall be required so that the net amounts received and retained by the Trust after paying any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority ("Additional Interest") will be not less than the amounts the Trust would have received had no such taxes, duties, assessment or governmental charges been imposed.

          (3) METHOD OF PAYMENT. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the 15th day immediately preceding each Interest Payment Date (the "Regular Record Date"), commencing March 31, 2001. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner deemed practicable by the Trustee.

          Payment of the principal of and interest on this Note will be made by wire transfer of immediately available funds to an account designated in writing by the Holder. Notwithstanding the foregoing, if the aggregate principal amount of and interest on this Note and any other Note issued under the Indenture held by an Affiliate of the Holder of this Note is less than $5,000,000, such Notes (including this Note) shall be payable at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that, at the option of the Company, cash payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

          (4) PAYING AGENT AND REGISTRAR. The Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

          (5) INDENTURE. The Company issued the Notes under an indenture, dated as of February 23, 2001 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the incorporation of certain provisions of the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured general obligations of the Company limited (with certain exceptions, including the Company's right to issue PIK Notes) to $67,010,310 in aggregate principal amount, may be issued in one additional series as contemplated by Section 3.1 and Section 9.1 of the Indenture and are subordinated in right of payment to all Senior Debt of the Company. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

          (6) OPTIONAL REDEMPTION. The Notes are redeemable at the Company's option (an "Option Redemption") in whole or in part, at any time or from time to time on or after February 23, 2004 at the Redemption Price, plus any accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date.

          (7) OPTIONAL REDEMPTION UPON TAX EVENT. The Notes are subject to redemption, at the election of the Company, in whole (but not in part), for cash at the Redemption Price, plus any accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date at any time within 90 days following the occurrence and continuation of a Redemption Tax Event (as defined in the Declaration). Any redemption pursuant to this Section 7 will be made upon not less than 30 nor more than 60 days' notice.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Notes or portions of them called for redemption.

          If this Note is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

          (9) REDEMPTION OF TRUST SECURITIES. Upon the repayment of the Notes, whether at maturity, upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Notes so repaid or redeemed at the applicable redemption price together with accrued and unpaid distributions through the date of redemption; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. There are no sinking fund payments with respect to the Notes.

          (10) SUBORDINATION. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all Senior Debt of the Company, as described in the Indenture. Each holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

           (11) REGISTRATION, TRANSFER, EXCHANGE AND DENOMINATIONS. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in Chicago, Illinois, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          (12) PERSONS DEEMED OWNERS. Except as provided in Section 3 hereof, the registered Holder of a Note may be treated as its owner for all purposes.

          (13) UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (14) DEFAULTS AND REMEDIES. The Notes shall have the Indenture Events of Default as set forth in Section 5.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of not less than 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately; provided, that if the Property Trustee is the sole Holder of the Notes and if upon an Indenture Event of Default, the Trustee fails to declare the principal of all the Notes to be immediately due and payable, the holders of 25% of the aggregate liquidation amount of Trust Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon such declaration such principal and all accrued interest shall become immediately due and payable.

          The holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Indenture Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Indenture Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

          (15) AMENDMENTS, SUPPLEMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          (16) TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA.

          (17) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          (18) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES.

          (19) AUTHENTICATION. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

          The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

                  CCC Information Services Group Inc.
                  World Trade Center
                  444 Merchandise Mart
                  Chicago, Illinois  60606
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

------------------------------------------------------------
(Insert assignee's social security or tax I.D. no.)

------------------------------------------------------------
(Print or type assignee's name, address and zip code)

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

and irrevocably appoint __________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
               --------------------------------------
(Sign exactly as your name appears on the other side of this Note)

Date:
     -------------------------------

Signature Guarantee:*
                     ---------------------------------------------------------
[INCLUDE THE FOLLOWING IF THE NOTE BEARS A RESTRICTED SECURITIES LEGEND - IN CONNECTION WITH ANY TRANSFER OF ANY OF THE NOTES EVIDENCED BY THIS CERTIFICATE, THE UNDERSIGNED CONFIRMS THAT SUCH NOTES ARE BEING]:







-------------------------
** Signature must be guaranteed by a commercial bank, trust company or member firm of The New York Stock Exchange, Inc.

CHECK ONE BOX BELOW

     (1)  [ ]   exchanged for the undersigned's own account without transfer; or

     (2)  [ ]   transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933; or

     (3)  [ ]   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box
(3) is checked, the Trustee may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                       Signature:
                                                 -----------------------------



                                       Signature Guarantee:**
                                                             -----------------






-----------------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of The New York Stock Exchange, Inc.